Exhibit 10.1
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential.
SEPARATION AND CONSULTING AGREEMENT

THIS SEPARATION AND CONSULTING AGREEMENT (“Agreement”), dated as of June 22, 2023, is made by and among Peakstone Realty Trust (f/k/a Griffin Realty Trust, Griffin Realty Trust, Inc. and Griffin Capital Essential Asset REIT, Inc.) (“PKST”), PKST OP, L.P. (f/k/a GRT OP, L.P., GRT OP, LLC and Griffin Capital Essential Asset Operating Partnership, L.P.) (“Op Co”), Griffin Capital Real Estate Company, LLC (“GRECO” and together with PKST and Op Co, the “Company”), and Scott Tausk (“Tausk”).
WHEREAS, the Company and Tausk are party to that certain Employment Agreement by and between Tausk and the Company, dated December 14, 2018 (the “Employment Agreement”), pursuant to which Tausk serves as Executive Vice President of the Company as of the date hereof (unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Employment Agreement);
WHEREAS, Tausk and the Company have mutually agreed that, effective as of the Termination Date (as defined below), Tausk’s employment with the Company shall terminate without “Cause” (as defined in the Employment Agreement), and Tausk and the Company mutually desire to specify the terms of Tausk’s termination of employment; and
WHEREAS, in connection with Tausk’s termination of employment, the Company wishes to secure the services of Tausk as a consultant to the Company upon the terms and subject to the conditions set forth herein, and Tausk wishes to render such services to the Company upon the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
1.Termination of Employment.
a.Termination of Employment. Effective as of June 30, 2023 (the “Termination Date”), (i) Tausk’s employment with the Company and its affiliates shall terminate and Tausk shall cease to serve as an employee of the Company and its affiliates, and (ii) the Employment Agreement shall terminate and Tausk shall have no further rights thereunder other than the “Surviving Provisions” listed in Section 14 of the Employment Agreement, which shall remain in full force and effect in accordance with their terms.
b.Severance Date. Tausk agrees that the Severance Date shall be the Termination Date and hereby waives the requirement in Section 5.2 of the Employment Agreement that the Severance Date be no less than thirty (30) days following delivery of the notice of termination (including, for clarity, any pay in lieu of such notice).
c.Payments Upon Termination. Subject to the terms and conditions set forth in the Employment Agreement, the Company shall pay and provide to Tausk the payments and benefits set forth in Section 5.3(c) of the Employment Agreement at the times and in the manner set forth therein; provided, however, that for purposes of Section 5.3(c)(ii) of the Employment Agreement, the pro-rated Incentive Bonus shall be calculated assuming target individual performance and target Company performance. Exhibit A attached hereto sets forth the amounts of the Severance Benefit.

2.Consulting Services.
a.Consulting Period. The “Consulting Period” shall mean the period commencing on July 1, 2023 and ending on the earlier of (i) March 15, 2024 and (ii) such earlier date on which Tausk’s consulting relationship with the Company is terminated as provided herein (any such date of expiration or termination, the “Consulting Termination Date”).
b.Consulting Services. During the Consulting Period, Tausk shall provide the consulting services set forth on Exhibit B (the “Consulting Services”). Tausk shall comply with all applicable policies and procedures of the Company (including, without limitation, technology use, confidentiality, background check, and work authorization policies and procedures).
c.Compensation for Consulting Services. As consideration for the Consulting Services:
(i)if Tausk’s consulting relationship with the Company has not terminated prior to March 15, 2024, the Company shall, on March 15, 2024, grant Tausk a fully-vested restricted stock unit award covering a number of shares of common stock of the Company equal to the quotient obtained by dividing (x) $500,000 by (y) the per share closing price of the Company’s common stock on the New York Stock Exchange on the last trading day immediately preceding the date of grant (the “RSU Award”), subject to and conditioned upon the following (the “Payment Conditions”): (x) Tausk’s execution, within twenty-one (21) days following March 15, 2024, and non-revocation of the release attached hereto as Exhibit C (the “Release”) and (y) Tausk’s continued compliance with Section 6 of the Employment Agreement.
(ii)If Tausk terminates the Consulting Period pursuant to Section 2(d)(i), then Tausk shall not receive the RSU Award.
(iii)If the Company terminates the Consulting Period without Cause prior to March 15, 2024, the Company shall grant to Tausk the RSU Award on the Consulting Termination Date, subject to and conditioned upon satisfaction of the Payment Conditions. Tausk shall not be eligible to receive the RSU Award upon any other termination of the Consulting Services prior to March 15, 2024. Except as expressly provided in this Agreement, Tausk shall not be entitled to any further payments in connection with or following the termination of the Consulting Services.
(iv)If the Company terminates the Consulting Period for Cause, then Tausk shall not receive the RSU Award.
d.Termination of Consulting Period. The Consulting Period and Tausk’s consulting relationship with the Company may be terminated (i) by Tausk for any reason upon no less than ten (10) days advance written notice to the Company, (ii) by the Company without Cause (as defined below) upon no less than ten (10) days advance written notice to Tausk, or (iii) by the Company for Cause upon written notice to Tausk. For purposes of this Agreement, “Cause” shall mean that one or more of the following shall have occurred: (i) Tausk has engaged in deliberate misrepresentation in connection with, or willful failure to cooperate with, a bona fide internal investigation by regulatory or law enforcement authorities, after being instructed by the Company to cooperate, or the willful destruction or failure to preserve documents or other materials known to be relevant to such investigation and outside of Company policy or the willful inducement of others to fail to cooperate or to produce documents or other materials as reasonably requested by the Company or its legal counsel; (ii) Tausk has deliberately failed to perform the Consulting Services at an appropriate level hereunder, which failure continues for a period of 30 business days after written demand for corrective action is delivered by the Company; provided that Company underperformance to the extent due to business or market conditions outside of Tausk’s control shall not be considered a failure hereunder; (iii) Tausk’s commitment of fraud, embezzlement or willful misappropriation of funds or property of the Company or its affiliates other than the occasional, customary and de minimis use of any such entity’s property for personal purposes; (iv) Tausk has been convicted of, or pled guilty or nolo contendere to, a felony (other than a traffic violation) or a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (v) Tausk’s breach of any material provision of this Agreement or any other material agreement between Tausk and the Company, or any of its affiliates.
e.Independent Contractor. The Company and Tausk expressly agree that, during the Consulting Period, Tausk shall be solely an independent contractor and neither Tausk nor any principal, employee, or contractor of Tausk shall be construed to be an employee of the Company in any matter under any circumstances or for any purposes whatsoever. Nothing in this Agreement shall establish an agency, partnership, joint venture, or employee relationship between the Company and Tausk, and Tausk shall not represent himself as an employee or officer of the Company. The Company and Tausk agree and acknowledge that neither party hereto renders legal, tax, or accounting advice to the other party. Without limiting the generality of the foregoing, during the Consulting Period, the Company shall not provide Tausk or any principal, employee, or contractor of Tausk with, and no such individual shall be eligible to receive from the Company under any Company plan, any benefits, including without limitation, any pension, health, welfare, retirement, workers’ compensation, or other insurance benefits. Tausk shall be solely responsible for all taxes arising in connection with the RSU Award (except to the extent required by law, as determined by the Company), including, without limitation, any and all federal, state, local and foreign income, and employment taxes.
f.No Authority to Bind the Company. Following the Severance Date (and throughout the Consulting Term), Tausk shall have no authority to, and Tausk shall not, (i) enter into any contract or agreement on behalf of the Company or otherwise bind or commit the Company or (ii) except as expressly authorized by the Company, incur any expense or liability on behalf of the Company.
3.Miscellaneous.
a.References. Any and all inquiries made by outside third parties concerning the employment of Tausk by the Company shall be directed to the Company’s Head of Human Resources. The Company agrees that if contacted by a prospective employer of Tausk, it will only verify dates of employment and job classification held by Tausk.
b.No Assignment. This Agreement and the rights and duties hereunder are personal to Tausk and may not be assigned, delegated, transferred, or pledged by Tausk. Tausk hereby acknowledges and agrees that the Company may assign, delegate, transfer, pledge, or sell this Agreement and the rights and duties hereunder (a) to an affiliate of the Company or (b) to any third party in connection with (i) the sale, transfer, or other disposition of all or substantially all of the assets of the Company or (ii) a merger, consolidation, or other similar corporate transaction involving the Company; provided, however, that in the case of clause (b), the Company may in its sole discretion elect to grant Tausk the RSU Award prior to such transaction in satisfaction of the Company’s obligation to grant the RSU Award under Section 2 above.

c.Withholding. Notwithstanding anything else herein to the contrary, the Company or any of its affiliates may withhold (or cause there to be withheld, as the case may be) from any amounts otherwise due or payable under or pursuant to this Agreement, or any other compensation payable to Tausk, such federal, state and local income, employment, or other taxes or other amounts as may be required to be withheld pursuant to any applicable law, regulation or contract.
d.Notices. Any notice pursuant to this Agreement shall be given in writing by (a) personal delivery, (b) reputable overnight delivery service with proof of delivery, or (c) email transmission, in each case sent to the intended addressee at the address set forth below, or to such other address or to the attention of such other person as the addressee shall have designated by written notice sent in accordance herewith, and shall be deemed to have been given upon receipt or refusal to accept delivery, or, in the case of email transmission, as of the date of the transmission provided that such transmission is received by the intended addressee prior to 5:00 p.m. Pacific Time (and any transmission received from and after 5:00 p.m., Pacific Time, shall be deemed received on the next business day (as used herein, the term “business day” shall mean any day other than Saturdays, Sundays and U.S. national holidays):

If to the Company:
    Peakstone Realty Trust
    1520 E. Grand Avenue
    El Segundo, CA 90245
    Attention: Michael J. Escalante
    Email: mescalante@pkst.com
Attention: Nina Momtazee Sitzer
Email: nsitzer@pkst.com

If to Tausk:
[***]

e.Governing Law. This Agreement shall be governed, construed, interpreted, and enforced in accordance with the substantive laws of the State of Illinois, without reference to the principles of conflicts of law of Illinois or any other jurisdiction, and where applicable, the laws of the United States.

f.Amendments; Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing signed by Tausk and the Company. No failure to exercise and no delay in exercising any right, remedy, or power hereunder preclude any other or further exercise of any other right, remedy, or power provided herein or by law or in equity.

g.Binding Effect; Benefit. Subject to Section 3(b) above, this Agreement shall inure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any benefit, rights, remedies, obligations, or liabilities under or by reason of this Agreement.

h.Enforcement. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a portion of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

i.Construction. This Agreement shall be deemed drafted equally by both the parties. Its language shall be construed as a whole and according to its fair meaning. Any presumption or principle that the language is to be construed against any party shall not apply. The headings in this Agreement are only for convenience and are not intended to affect construction or interpretation.

j.Entire Agreement. The terms of this Agreement (together with the award agreements evidencing the RSU Award and any outstanding Company equity awards held by Tausk, and any other agreements and instruments contemplated hereby or referred to or incorporated herein) are, as of the date hereof, intended by the parties to be the final expression of their agreement with respect to the subject matter hereof and may not be contradicted by evidence of any prior or contemporaneous agreement. As of the date hereof, this Agreement shall supersede all undertakings or agreements, whether written or oral, previously entered into by Tausk and the Company or any predecessor thereto or affiliate thereof with respect to the subject matter hereof (including, without limitation, the Employment Agreement, except as expressly provided herein). References in this Agreement to “this Agreement” and/or “herein” shall include all annexes and exhibits hereto.

k.Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement. Execution of this Agreement may be made by providing a signed original copy or providing a signature via facsimile or other electronic means, such as a portable document format (PDF).

l.Consultation with Counsel. Tausk acknowledges that Tausk has been given the opportunity to consult with an attorney regarding the Agreement. In signing this Agreement, Tausk acknowledges that Tausk’s decision to enter into this Agreement is knowing and voluntary and was not induced by the Company through fraud or misrepresentation.

m.No Other Payments Due. Tausk acknowledges that Tausk has been paid all wages or other compensation, including, but not limited to accrued, unused vacation benefits, incentives, or bonuses, that Tausk has earned or become entitled to during Tausk’s employment with the Company through the date Tausk executes this Agreement. Tausk agrees that Tausk does not have knowledge of any potential or actual dispute with the Company about any unpaid wages or compensation which Tausk believes Tausk is entitled to but has not been paid as of the date Tausk executes this Agreement. Tausk understands and acknowledges that Tausk shall not be entitled to any payments or benefits from the Company other than those expressly set forth in Sections 1(c) and 2(c).

n.Protected Rights. Nothing in this Agreement (including the Surviving Provisions listed in Section 14 of the Employment Agreement) shall prevent Tausk from (i) communicating directly with, cooperating with, or providing information to, or receiving financial awards from, any federal, state or local government agency, including without limitation the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, the U.S. Department of Justice, the U.S. Equal Employment Opportunity Commission, or the U.S. National Labor Relations Board, without notifying or seeking permission from the Company, (ii) exercising any rights Tausk may have under Section 7 of the U.S. National Labor Relations Act, such as the right to engage in concerted activity, including collective action or discussion concerning wages or working conditions, or (iii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination based on a protected characteristic or any other conduct that Tausk has reason to believe is unlawful.

o.Arbitration. Except for the limited right to seek temporary injunctive relief in a court pursuant to Section 6 of the Employment Agreement (in which case the underlying dispute remains subject to arbitration), the parties agree that to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof, or Tausk’s employment by the Company or any termination thereof, will be settled by arbitration to be held at a location in Chicago, Illinois in accordance with the Federal Arbitration Act and the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, which can be found at https://www.adr.org/sites/default/files/document_repository/EmploymentRules_Web_0.pdf. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator will be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The arbitrator shall have the authority to award the prevailing party, if any, as determined by the arbitrator, all of its costs and fees, including arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees and attorneys’ fees.
p.Representation Concerning Filing of Legal Actions. Tausk represents and warrants that Tausk does not presently have on file, and further represents that Tausk will not hereafter file, any claims, grievances, actions, appeals or complaints against the Company or its affiliates in or with any state or federal court, board or before any other tribunal or panel of arbitrators, public or private, based upon any actions occurring prior to the date of this Agreement, including but not limited to any claims arising out of the cessation of Tausk’s employment with the Company, unless otherwise permitted by law. If such an action or charge has been filed by Tausk, or on Tausk’s behalf, Tausk agrees not to participate in any such proceeding and Tausk will use Tausk’s best efforts to cause it immediately to be withdrawn and dismissed with prejudice.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Separation and Consulting Agreement effective as of the date first written above.
PEAKSTONE REALTY TRUST

By: /s/ Michael J. Escalante
Name: Michael J. Escalante
Title: Chief Executive Officer and President

PKST OP, L.P.
By: Peakstone Realty Trust, its general partner

By: /s/ Michael J. Escalante
Name: Michael J. Escalante
Title: Chief Executive Officer and President

GRIFFIN CAPITAL REAL ESTATE COMPANY, LLC
By:    /s/ Michael J. Escalante
Name:    Michael J. Escalante
Title:    Chief Executive Officer and President

Accepted and Agreed,

/s/ Scott Tausk
Scott Tausk

Date: June 22, 2023

Exhibit A

Severance Benefit

Section 5.3(c)(ii) - (iv) of the Employment Agreement:

(ii)    Pro-rated Incentive Bonus: $218,750

(iii)    Lump-sum payment equal to one (1) times the sum of (A) Base Salary (at the rate in effect on the Severance Date, disregarding any reduction constituting Good Reason) plus (B) the average of the Incentive Bonus paid to Tausk for the prior two (2) calendar years preceding the year in which the Severance Date occurs: $787,500

(iv)    Lump-sum payment equal to the sum of one (1) year of the employer portion of the cost of coverage under the Company’s group medical plan for Tausk and his dependents at the level in effect on the Severance Date: $13,291.41

* For the avoidance of doubt, Tausk will also be eligible to receive a Company profit sharing contribution under the Griffin Capital Real Estate Company, LLC 401(k) Plan for fiscal year 2022 in an amount consistent with similarly situated employees of the Company as of December 31, 2022.

Exhibit B

Consulting Services

Tausk will perform the following consulting services as requested by the Company’s Chief Executive Officer or his designee or such other consulting services as may reasonably be requested by the Company’s Chief Executive Officer or his designee in relation thereto:
1.Tausk will continue to manage the following properties until the orderly transition of each:

Asset Code	Property Name
r2012	Rapiscan Systems
r2042	Mercury Systems
r2043	Draeger Medical Systems
r2027	Southern Company
r2044	Keurig Dr. Pepper (63 South Avenue)
r2045	Keurig Dr. Pepper (53 South Avenue)
r2029	MISO
r009	PPG
r2033	KBR (Wyle)
r2003	Administrative Office of Pennsylvania Court
r079a	Aegis (530 Great Circle Road)
r079b	HealthSpring (500 Great Circle Road)
r2052	Express Scripts
r047	Wyndham Hotels & Resorts
r2010	Travel & Leisure, Co. (Wyndham)
r2026	Zoetis
r022	30 Independence

2.Provide an orderly and comprehensive transition of Tausk’s duties as head of Asset Management to the Company’s newly designated head of Asset Management.
3.Advise as requested regarding transformation of the Company’s leasing process, including new form lease, back-up leasing provisions, standard LOI language and economic approval of deals.
4.Advise as requested regarding the completion of any analyses and communications in relation to the two AIG loans.
5.Transfer knowledge base of processes related to the Tenant Buyout Process, including any associated analytics, supporting examples and historical examples previously completed.

6.Communicate on a regular basis with Company personnel on the status and progress related to the projects and properties listed above, including support of reporting needs both internal and external.

Exhibit C
GENERAL RELEASE
Important Note to Tausk: Since you are over 40 years old, you are covered by the Age Discrimination in Employment Act of 1967. As such, you have been given at least twenty-one (21) days to consider this General Release (this “Release”) before executing it. You are hereby advised to consider the terms of this Release and that you have a right to and should consult with an attorney of your choice prior to executing this Release. By signing below, you acknowledge that you have carefully read and fully understand all of the provisions of this Release; voluntarily agree to all terms in this Release, which include full release of the Company and its affiliates from any and all claims you may have against it as set forth herein; and knowingly intend to be bound by this Release. You have a full seven (7) days after executing this Release to revoke it. This Release shall not become effective or enforceable until the revocation period has expired. Revocation shall be effective only upon written notice delivered to Nina Sitzer at nsitzer@pkst.com, within that seven (7)-day period. Rights or claims under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et. seq.) that may arise after the date this Release is executed are not waived.
In consideration for the undertakings and promises set forth in that certain Separation and Consulting Agreement dated as of June 22, 2023 (the “Agreement”), among Scott Tausk (“Tausk”) and Griffin Capital Real Estate Company, LLC, a Delaware limited liability company (“GRECO”), Peakstone Realty Trust (f/k/a Griffin Realty Trust, Griffin Realty Trust, Inc. and Griffin Capital Essential Asset REIT, Inc.) (“PKST”), and PKST OP, L.P. (f/k/a GRT OP, L.P., GRT OP, LLC and Griffin Capital Essential Asset Operating Partnership, L.P.) (“OP CO”, together with GRECO and PKST, hereinafter collectively referred to as “Company”), the terms of which are incorporated herein by reference, Tausk (on behalf of himself and his heirs, assigns and successors in interest) unconditionally releases, discharges, and holds harmless the Company and its affiliates, and each of their respective current and former officers, directors, employees, agents, insurers, assigns and successors in interest (collectively, “Releasees”) from each and every claim, cause of action, right, liability or demand of any kind and nature, and from any claims which may be derived therefrom, other than any such claims Tausk has or might have under this Release or as otherwise set forth herein, that Tausk had, has, or might claim to have against Releasees based upon facts occurring up to the time Tausk executes this Release, whether presently known or unknown to Tausk, and (i) arising from or in connection with Tausk’s employment, pay, bonuses, vacation or any other employee benefits, and other terms and conditions of employment or employment practices of the Company, or (ii) arising out of or relating to the termination of Tausk’s employment with the Company or the surrounding circumstances thereof, including, without limitation, any and all claims listed below (collectively, “Released Claims”):

(a)    based on discrimination and/or harassment on the basis of race, color, religion, sex, national origin, handicap, disability, genetic information, age or any other category protected by law under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Executive Order 11246, 42 USC § 1981, the Equal Pay Act, the Age Discrimination in Employment Act (“ADEA”), the Older Workers Benefits Protection Act, the Americans With Disabilities Act, the Rehabilitation Act of 1973, the Consolidated Omnibus Budget Reconciliation Act of 1985 (as any of these laws may have been amended), the Genetic Information Nondiscrimination Act, the Family and Medical Leave Act, or any other similar labor, employment or anti-discrimination law under state, federal or local law;

(b)    based on any contract, tort, whistleblower, personal injury, wrongful discharge theory or other common law theory; or

(c)    arising out of any written or oral agreements between Tausk and the Company (other than the Agreement).

Notwithstanding anything herein to the contrary, nothing in this Release shall prohibit claims (i) covered by worker's compensation, (ii) for vested benefits under any employee benefit plan, (iii) under the Agreement, (iv) for qualified retirement and nonqualified retirement and deferred compensation benefits, (v) vested equity compensation awards that remain unpaid or unsettled, (vi) under the Company’s bylaws, certificate of incorporation or other similar governing document of the Company, (vii) under any director and officer insurance policy maintained by the Company or (viii) for indemnification and/or advancement of expenses as an officer, director, or employee of the Company or any current or former affiliate, whether arising under any indemnification agreement between the Company and Tausk or otherwise; and nothing in this Release shall waive any rights or claims that may arise based on facts or events occurring after the date of Tausk’s execution of this Release, nor does it serve to waive any rights or claims that are precluded from being waived by applicable law.

Tausk expressly acknowledges that this Release is intended to include in its effect, without limitation, all Released Claims which Tausk does not know or suspect to exist in his favor at the time he signs this Release, and that this Release contemplates the extinguishment of any such Released Claim or Released Claims.

Except as otherwise set forth herein, Tausk covenants not to sue or initiate any claims in any forum against any of the Releasees on account of or in relation to any Released Claim, or to knowingly and voluntarily incite or encourage other persons or entities to bring claims of any nature whatsoever against the Releasees. Tausk further covenants not to accept, recover or receive any monetary damages or any other form of relief which may arise out of or in connection with any administrative proceedings which may be filed with or pursued independently by any governmental agency or agencies, whether federal, state or local (except as set forth herein). This provision does not prohibit Tausk from filing a lawsuit challenging the validity of Tausk’s waiver of claims under the ADEA.

Protected Rights. Tausk understands that nothing contained in this Release limits Tausk’s ability to file a charge or complaint with the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission or any other federal, state or local governmental agency or commission (“Government Agencies”). Tausk further understands that this Release does not limit Tausk’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Release does not limit Tausk’s right to receive an award for information provided to any Government Agencies.

In addition, Tausk agrees not to file a lawsuit asserting any claims that are waived in this Release. If Tausk files such a lawsuit, Tausk shall pay all costs incurred by Releasees (or any of them), including reasonable attorney’s fees, in defending against Tausk’s claim. The preceding two sentences of this paragraph do not apply if Tausk files a charge or lawsuit under the ADEA challenging the validity of this Release. However, in the event any such ADEA lawsuit is unsuccessful, a court may order Tausk to pay attorney’s fees and/or costs incurred by Releasees (or any of them) where authorized by law. In the event any such ADEA lawsuit is successful, the severance benefits or payments Tausk received for signing this Release shall serve as restitution, recoupment, or setoff to any monetary award received by Tausk.

By signing this Release, Tausk certifies that:

(a)    Tausk acknowledges and agrees that his waiver of rights under this Release is knowing and voluntary and complies in full with all criteria set forth in the regulations promulgated under the Older Workers Benefit Protection Act for release or waiver of claims under the ADEA and further complies in full with the Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, and any and all other applicable federal, state and local laws, regulations, and orders;

(b)    Tausk has carefully read and fully understands the provisions of this Release;

(c)    The payment referred to in this Release and the Agreement exceeds that to which Tausk would otherwise have been entitled, and that the actual payment is in exchange for his release of the claims referenced in this Release;

(b)    Tausk is advised via this Release of his right to and that he should consult with an attorney before signing this Release. Tausk acknowledges and agrees that he has in fact consulted with his attorneys prior to executing this Release;

(c)    Tausk understands that any discussions he may have had with counsel for the Company regarding his employment or this Release does not constitute legal advice to him and that he has had the opportunity to retain his own independent counsel to render such advice;

(d)    Tausk understands that this Release and the Agreement FOREVER RELEASE the Releasees to the extent set forth above, except that Tausk is not releasing or waiving any claim under the Age Discrimination in Employment Act that may arise after Tausk’s execution of this Release and the Agreement;

(e)     The following applies if Tausk resides in, primarily works in, or receives pay in California.

Tausk expressly waives the protection of Section 1542 of the Civil Code of the State of California, which states as follows:

    “A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.”
Tausk’s Initials: ___________
(f)    In signing this Release and the Agreement, Tausk DOES NOT RELY ON AND HAS NOT RELIED ON ANY REPRESENTATION OR STATEMENT (WRITTEN OR ORAL) NOT SPECIFICALLY SET FORTH IN THIS RELEASE OR IN THE AGREEMENT, or by any of their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Release or otherwise, and Tausk agrees that this Release will be interpreted and enforced in accordance with Illinois law;

(g)    Tausk acknowledges and agrees that the Company has allowed Tausk at least twenty-one (21) days from the date Tausk received the Company’s offer to consider this Release, and he has had sufficient time to consider his decision to enter into this Release;

(h)    Tausk agrees to the terms of this Release knowingly, voluntarily and without intimidation, coercion or pressure;

(i)    Tausk may revoke this Release within seven (7) calendar days after signing it, as described at the beginning of this Release.

This Release may be executed in any number of counterparts and by the parties hereto in separate counterparts, with the same effect as if the parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument, with original signature, photocopy signature, fax signature, or electronic signature permitted and accepted.

(Signature page follows)

    IN WITNESS WHEREOF, the undersigned has executed this Release as of the date set forth below.

TAUSK

Scott Tausk

Date: _________________________

Griffin Capital Real Estate Company, LLC (“GRECO”):

By:

Print Name: ______________________

Date: ______________________________

Peakstone Realty Trust (“PKST”):

By:

Print Name: ______________________

Date: ______________________________

PKST OP, L.P. (“OP CO”):

By:

Print Name: ______________________
Date: ______________________________